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                                                                  EXHIBIT 10.94

                                WORLDCORP, INC.
                             1988 STOCK OPTION PLAN

                            STOCK OPTION AGREEMENT


     THIS AGREEMENT is made as of the 1st day of August, 1994 (the "Grant Date") by and between WorldCorp, Inc., a Delaware corporation (the "Company"), and William F. Gorog ("Optionee").


                                  WITNESSETH:
                                  -----------


RECITALS
--------

     A. Optionee has been granted an Option under the WorldCorp, Inc. 1988 Stock Option Plan (the "Plan") to purchase shares of the Company's common stock.

     B. The Option granted to Optionee is not intended to be an incentive stock option under Section 422 of the Internal Revenue Code.

     NOW, THEREFORE, it is hereby agreed as follows:


     1.  Grant of Option.  Subject to the terms and conditions set forth in this
         ---------------
Agreement and the Plan, the Company hereby grants to Optionee, as of the Grant Date, a Nonqualified Stock Option (the "Option") to purchase up to 250,000 shares of the Company's common stock, $1.00 par value (the "Option Shares") from time to time during the term of the Option at an exercise price of $4.50 per share.

     2.  Option Term.  The Option will expire at the close of business on August
         -----------
25, 2004 (the "Expiration Date"), unless sooner terminated in accordance with the provisions of this Agreement or the Plan.

     3.  Option Nontransferable.  The Option is not transferable or assignable
         ----------------------
by Optionee other than by will or by the laws of descent and distribution; during the lifetime of Optionee, the Option shall be exercisable only by Optionee.
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     4.  Dates of Exercise.  So long as Optionee continues to serve as Chairman
         -----------------
of the Board of the Company the Option will be exercisable as to the Option Shares within the specified term of the Option and pursuant to the provisions of this Agreement, as follows:

     (a) the Option shall become exercisable as to 100,000 of the Option Shares on the Grant Date;

     (b) subject to the provisions of section (c) below, the Option shall become exercisable as to the remaining 150,000 Option Shares on May 25, 2004;

     (c) the Option as to the remaining 150,000 Option Shares shall become exercisable prior to May 25, 2004 as to 25,000 Option Shares each time that WorldCorp stock trades at a price that is an increase of 25% over the preceding eligibility level for twenty trading days, in the following amounts and on the following conditions up to a maximum of 150,000 shares:

               (i) the Option as to the first 25,000 of the 150,000 Option Shares shall become exercisable on the 21st day following any twenty (20) trading-day period during which the Company's stock traded at or above $5.63 each day;

               (ii) the Option as to the second 25,000 of the 150,000 Option Shares shall become exercisable on the 21st day following any twenty (20) trading-day period during which the Company's stock traded at or above $7.03 each day;

               (iii) the Option as to the third 25,000 of the 150,000 Option Shares shall become exercisable on the 21st day following any twenty (20) trading-day period during which the Company's stock traded at or above $8.79 each day;

               (iv) the Option as to the fourth 25,000 of the 150,000 Option Shares shall become exercisable on the 21st day following any twenty (20) trading-day period during which the Company's stock traded at or above $10.99 each day;

               (v) the Option as to the fifth 25,000 of the 150,000 Option Shares shall become exercisable on the 21st day following

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               any twenty (20) trading-day period during which the Company's stock traded at or above $13.74 each day;

               (vi) the Option as to the sixth 25,000 of the 150,000 Option Shares shall become exercisable on the 21st day following any twenty (20) trading-day period during which the Company's stock traded at or above $17.17 each day;


          5.  Termination of Employment.
              -------------------------

          (a) Should Optionee cease to be employed by the Company as its Chairman of the Board (other than by reason of death, permanent disability or termination for Cause), but (i) should Optionee be employed by an affiliate of the Group, as defined in the Plan, in a position of equal or greater responsibility, (ii) should Optionee continue to serve as a member of the Board of Directors of the Company, (iii) should Optionee serve as a member of the board of directors of World Airways, Inc., US Order, Inc., or any of the Company's other affiliates, or (iv) should Optionee serve as the Company's representative on the board of directors of any other entity in which the Company has both an equity or debt investment and representation on the board of directors of such entity, the Option will, solely to the extent that it is exercisable immediately prior to the cessation of Optionee's employment by the Company as Chairman of the Board, remain exercisable until the Expiration Date, for so long as Optionee continues to serve in any of the capacities set forth in
(i) through (iv) above. In the event that Optionee ceases to serve in any of the capacities set forth in (i) through (iv) above, the Option will, solely to the extent that it is exercisable immediately prior to the cessation of Optionee's service in any such capacities, remain exercisable during the one-year period following the date of cessation of such services; provided, however, in no event will the Option be exercisable at any time after the Expiration Date.

          (b) If Optionee incurs a disability and such disability continues for a period of twelve (12) consecutive months and Optionee ceases by reason thereof to be an employee of the Group, the Option will, solely to the extent that it is exercisable immediately prior to such cessation of employee status, remain exercisable during the one-year period following the date of such cessation of employee status; provided however, in no event will the Option be exercisable at any time after the Expiration Date. The term "disability" means a physical or mental illness that will prevent Optionee from doing substantial

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gainful work for at least twelve (12) months or is likely to result in death.
If Optionee became entitled to Social Security benefits payable on account of disability, he will be conclusively deemed to be disabled for purposes of this Agreement.

          (c) Should Optionee die while still an employee of the Group (or during the one-year period referred to in Section 5(a)), the executors or administrators of Optionee's estate or Optionee's heirs or legatees (as the case may be) will have the right to exercise the Option, solely to the extent that it is exercisable immediately prior to Optionee's death, during the one-year period following the date of Optionee's death; provided, however, in no event will the Option be exercisable at any time after the Expiration Date.

          (d) Should Optionee be discharged for cause by the Company or any other member of the Group, or should Optionee cease to be an employee for any reason following receipt of notice of the intent of the Company or any other member of the Group to discharge Optionee for cause, the term of the Option shall immediately terminate (and the Option shall cease to be exercisable) upon the earlier of such notice or cessation of employment. For purposes of this
Section 5(d), discharge for cause shall be as defined in Section 5(c) of the Employment Agreement of even date herewith (the "Employment Agreement").

          6.  Privilege of Stock Ownership.  The holder of the Option will have
              ----------------------------
none of the rights of a shareholder with respect to the Option Shares until such individual has exercised the Option and has been issued a stock certificate for the Option Shares.

          7.  Manner of Exercising Option.  In order to exercise the Option with
              ---------------------------
respect to all or any part of the Option Shares for which the Option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

               (i) Provide the Company written notice of such exercise in accordance with Section 16 hereof, specifying the number of Option Shares with respect to which the Option is being exercised;

               (ii) Pay the aggregate exercise price for the purchased shares in one or more of the following alternative

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     forms:  (A) full payment, in cash or by check payable to the Company's order, in the amount of the exercise price for the Option Shares being purchased; (B) full payment in shares of Common Stock (held for at least six months if acquired pursuant to an option) and having a Fair Market Value on the day of exercise (as determined under the terms of the Plan) equal to the exercise price for the Option Shares being purchased; (C) a combination of such shares of Common Stock and cash or check payable to the Company's order, equal in the aggregate to the exercise price for the Option Shares being purchased; or (D) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price; and

               (iii) Furnish the Company with appropriate documentation that the person (or persons) exercising the Option, if other than Optionee, has the right to exercise the Option.

          8.  Effect of a Change in Control.
              -----------------------------

          (a) In the event of the termination of Optionee's employment prior to the Expiration Date by the Company without Cause (as defined in Section 8(c)) or by Optionee for Good Reason (as defined in Section 8(d)) within two (2) years after a Change in Control (as defined in Section 8(b)), the Option shall become immediately exercisable.

          (b) For purposes of this Section 8, a "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

               (i) any Person is or becomes the Beneficial Owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act)), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person, any securities acquired directly from the Company or any of its affiliates) representing more than 50% of the combined voting power of the Company's then outstanding securities; or

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               (ii)  during any period of two (2) consecutive years (not
     including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause
     (i), (iii) or (iv) of this Section 8(b)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

               (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

               (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          For purposes of this Section, "Person" shall have the meaning given in Section (3)(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (i) the Company or any of its subsidiaries or affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of

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such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

          (c) "Cause" for termination by the Company of Optionee's employment after any Change in Control shall mean (i) the willful failure to perform at the direction of resolutions of the Board of Directors (other than any such failure resulting from Optionee's incapacity due to physical or mental illness or any such actual or anticipated failure after Optionee gives notice of termination of employment for Good Reason), (ii) willful dishonesty with the intent to mislead, or (iii) gross negligence in the performance of the services contemplated by the Employment Agreement of even date herewith, a copy of which is attached hereto and incorporated herein by reference as Attachment A. Optionee may only be terminated for Cause pursuant to a resolution duly adopted by the affirmative vote of a majority of the entire membership of the Board at a meeting of the Board finding that, in the good faith opinion of the Board, Optionee was guilty of conduct set forth in clause (i), (ii) or (iii) above, and specifying the particulars thereof in detail; provided, however, that Optionee may not be terminated for Cause unless: (1) Optionee receives prior written notice of the Board's intention to terminate Optionee for Cause and the specific reasons therefor, and (2) Optionee has an opportunity to be heard by the Board of Directors and be given, if the Board deems the acts are correctable, a reasonable opportunity to correct the act or acts (or non-action) giving rise to such written notice.

          (d) "Good Reason" for termination by Optionee of Optionee's employment with the Company shall mean the occurrence (without Optionee's express written consent) of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraph (i), (v), (vi) or (vii) below, such act or failure to act is corrected within ten (10) days after Optionee has notified the Board of the occurrence of any such act or failure to act:

               (i) the assignment to Optionee of any duties substantially inconsistent with Optionee's status as an executive of the Company or a substantial adverse alteration in the nature or status of Optionee's responsibilities from those in effect immediately prior to the Change in Control;

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               (ii)  a reduction by the Company in Optionee's annual base salary as in effect on the date hereof or as the same may be increased from time to time;

               (iii) the Company's requiring Optionee to be based anywhere other than either the Company's principal executive offices or Optionee's location immediately prior to the Change in Control, except for required travel on the Company's business to an extent substantially consistent with Optionee's business travel obligations immediately prior to the Change in Control;

               (iv) the failure by the Company, without Optionee's consent, to pay to Optionee any portion of Optionee's current compensation, or to pay to Optionee any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven (7) days of the date such compensation is due;

               (v) the failure by the Company to continue in effect any compensation plan in which Optionee participates immediately prior to the Change in Control which is material to Optionee's total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue Optionee's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of Optionee's participation relative to other participants, as existed at the time of the Change in Control;

               (vi) the failure by the Company to continue to provide Optionee with benefits substantially similar to those enjoyed by Optionee under any of the Company's pension, life insurance, medical, health and accident, or disability plans in which Optionee was participating at the time of the Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive Optionee of any material fringe benefit enjoyed by Optionee at the time of the Change in Control, or the failure by the Company to

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     provide Optionee with the number of paid vacation days to which  Optionee is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the Change in Control;

               (vii) any purported termination for Cause of Optionee's employment which does not satisfy the requirements of Section 8(c); for purposes of this Agreement, no such purported termination shall be effective; or

               (viii) the sale, liquidation or dissolution of the Company prior to the expiration of this Agreement.

          Optionee's right to terminate Optionee's employment for Good Reason shall not be affected by Optionee's incapacity due to physical or mental illness. Optionee's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

          (e) In the event that any payment to Optionee under this paragraph is subject to any federal or state excise tax, the Company shall pay to Optionee an additional amount equal to any such excise tax imposed, pursuant to the terms of the Employment Agreement.

          (f) The Company shall pay to Optionee all reasonable legal fees and expenses incurred by Optionee as a result of seeking in good faith after a Change in Control to obtain or enforce any benefit or right provided by this Agreement. Such payments shall be made within five (5) business days after delivery of Optionee's written request for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

          (g) Notwithstanding anything to the contrary set forth in this Agreement, the provisions of this Section 8 shall not apply to Optionee if, prior to the date on which a Change in Control (as defined in Section 8(b) hereof) takes place: (A) this Option ceases to vest for any of the reasons set forth in Section 5 hereof; or (B) Optionee ceases to serve in his or her current position or ceases to serve in a position within the Group that is of equal or greater responsibility than the position held by the Optionee as of the Grant Date (as reasonably determined by the Committee). Otherwise, the provisions of Section 8 hereof shall apply to Optionee.

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          9.  Compliance with Laws and Regulations.
              ------------------------------------

          (a) The exercise of the Option and the issuance of Option Shares upon such exercise is subject to compliance by the Company and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Company's common stock may be listed at the time of such exercise and issuance.

          (b) In connection with the exercise of the Option, Optionee will execute and deliver to the Company such representations in writing as may be requested by the Company so that it may comply with the applicable requirements of federal and state securities laws.

          10.  Liability of the Company.
               ------------------------

          (a) If the Option Shares exceed, as of the Grant Date, the number of shares that may without shareholder approval be issued under the Plan, then this Option will be void with respect to such excess shares unless shareholder approval of an amendment sufficiently increasing the number of shares issuable under the Plan is obtained in accordance with the provisions of the Plan.

          (b) The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any common stock pursuant to the Option will relieve the Company of any liability with respect to the non-issuance or sale of the common stock as to which such approval is not obtained.

          11.  Withholding.
               -----------

          (a) To the extent federal, state and local income and employment tax withholding requirements should apply to the exercise of this Option, Optionee hereby agrees to make appropriate arrangements with the Company for the satisfaction of such withholding requirements.

          (b) Subject to approval of the Committee, any withholding obligation arising from exercise of the Option may be satisfied by any of the following means or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold from the Common Stock otherwise issuable to Optionee as the result of the exercise of the Option, a number of shares having a Fair Market Value, as of the date the withholding tax obligation

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arises, less than or equal to the amount of the withholding tax obligation; or
(iii) delivering to the Company already owned and unencumbered shares of Common Stock having a Fair Market Value, as of the date the withholding tax obligation arises, less than or equal to the amount of the withholding tax obligation.

          12.  Other Restrictions.  Upon any exercise of the Option, the
               ------------------
Committee may require Optionee to represent to and agree with the Company in writing that the shares are being acquired without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer determined by the Committee to be necessary or appropriate under applicable securities laws.

          All certificates for shares of common stock delivered pursuant to exercise of the Option shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the common stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificate to make appropriate reference to such restrictions.

          13.  Definitions.  Capitalized terms not otherwise defined herein
               -----------
shall have the meaning ascribed to such terms in the Plan.

          14.  Headings.  The headings of Sections herein are included solely
               --------
for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

          15.  Notices.  Any notice required to be given or delivered to the
               -------
Company under the terms of this Agreement will be in writing and addressed to the Company in care of its Secretary at 13873 Park Center Road, Suite 490, Herndon, Virginia 22071. Any notice required to be given or delivered to Optionee will be in writing and addressed to Optionee at the address indicated below Optionee's signature line on this Agreement. All notices will be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

          16.  Construction.  This Agreement and the Option evidenced hereby are
               ------------
made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. All decisions of the Committee with respect to any question or issue arising under the Plan or this

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Agreement will be conclusive and binding on all persons having an interest in the Option.

          17.  Governing Law.  The interpretation, performance, and enforcement
               -------------
of this Agreement will be governed by the laws of the State of Delaware.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate on its behalf by its duly authorized officer and Optionee has also executed this Agreement in duplicate, all as of the day and year indicated above.

                         WORLDCORP, INC.



                         By  /s/ Patrick F. Graham
                           -------------------------------------------
                             Patrick F. Graham
                             Director


                             /s/ William F. Gorog
                           -------------------------------------------
                             William F. Gorog

                         Address:  1307 Daviswood Drive
                                   McLean, VA   22102

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